Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002.

In connection with the Transition Report of PolarityTE, Inc. (the “Company”) on Form 10-K for the two-month period ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 18, 2019	By:	/s/ Denver Lough
Denver Lough
Chief Executive Officer

Date: March 18, 2019	By:	/s/ Paul Mann
Paul Mann
Chief Financial Officer